Exhibit 99.1

            Pier 1 Imports Reports Fiscal 2006 First Quarter Results
                        and Guidance for Second Quarter


    FORT WORTH, Texas--(BUSINESS WIRE)--June 14, 2005--Pier 1 Imports, Inc. (NYSE:PIR) today reported a net loss of $12,462,000, or $0.14 per share, for the first quarter ended May 28, 2005. Total sales declined 6.1% for the first fiscal quarter to $405,709,000, from $432,027,000 in the year-ago quarter, and comparable store sales declined 12.0%.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Although we began the new fiscal year with guarded optimism on changes to the Company's marketing and merchandising programs, we have been disappointed by slow customer response and continued weak traffic in stores. The current promotional atmosphere has negatively affected our sales and margins for the first quarter. In addition, our profitability has been impacted by a shift in Pier 1 product offerings in order to make room for fresh, new merchandise.
    "We continue to evaluate and assess our marketing campaign through customer research and feedback, and we have made several changes to emphasize a stronger selling message, thus enhancing key elements of the campaign. In addition to our national television advertising, we are testing different media to determine what resonates with shoppers to increase Pier 1's customer traffic. This month our annual wicker promotional event is followed by the clearance of spring and summer assortments, and then stores transition into back-to-school and fall. We also continue to bring in new merchandise each month. Our ongoing merchandise strategy is to improve and increase the composition of new and unique product offerings and to immediately emphasize bold new colors that define Pier 1's style and design-position in the home furnishings industry.
    "We are seeing some incremental improvement in sales and traffic, and we continue to closely monitor inventories. We project second quarter comparable store sales to decline in the mid- to high-single digit range, and given the continuing promotionally-driven sales, gross profit is estimated to be in a range of 34.0% to 32.0%, resulting in second quarter earnings or loss in a range of $0.03 to ($0.07) per share. Our financial guidance for second quarter sales is dependent upon the continuation of improvement in customer traffic; and gross profit projections are dependent upon the mix of promotional- and regular-priced merchandise sold."
    The Company will host a conference call to discuss fiscal 2006 first quarter results and second quarter projections at 10:00 a.m. Central Time today. A web cast is available on our web site at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID 4487698. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.
    The Company will hold its annual shareholders' meeting at 10:00 a.m. Central Time on June 30, 2005, in the Trinity Room of the Fort Worth Club, Fort Worth, Texas.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-K for fiscal year 2005. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom and Ireland; and Pier 1 kids(R) stores.


                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)


                                                   Three Months Ended
                                                    May 28,   May 29,
                                                     2005      2004
                                                   --------- ---------

Net sales                                          $405,709  $432,027

Operating costs and expenses:
   Cost of sales (including buying and store
       occupancy costs)                             265,053   260,045

   Selling, general and administrative expenses     146,698   139,903
   Depreciation and amortization                     14,627    13,538
                                                   --------- ---------
                                                    426,378   413,486
                                                   --------- ---------

          Operating income (loss)                   (20,669)   18,541

Nonoperating (income) and expenses:
   Interest and investment income                    (1,130)     (469)
   Interest expense                                     368       352
                                                   --------- ---------
                                                       (762)     (117)
                                                   --------- ---------

          Income (loss) before income taxes         (19,907)   18,658

Provision (benefit) for income taxes                 (7,445)    6,921
                                                   --------- ---------

Net income (loss)                                  $(12,462)  $11,737
                                                   ========= =========

 Earnings (loss) per share:
       Basic                                         $(0.14)    $0.13
                                                   ========= =========

       Diluted                                       $(0.14)    $0.13
                                                   ========= =========


Average shares outstanding during period:
       Basic                                         86,391    88,215
                                                   ========= =========

       Diluted                                       86,391    90,517
                                                   ========= =========



                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
                 (in thousands except share amounts)
                             (unaudited)

                                    May 28,   February 26,   May 29,
                                     2005        2005         2004
                                  ----------- ------------ -----------

ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary
    investments of
    $95,145, $178,289 and
    $144,427, respectively          $105,661     $189,081    $156,026
   Beneficial interest in
    securitized receivables           35,992       35,690      47,749
   Other accounts receivable, net     14,573       11,744      11,929
   Inventories                       421,480      380,730     384,179
   Prepaid expenses and other
    current assets                    61,761       43,445      42,538
                                  ----------- ------------ -----------
        Total current assets         639,467      660,690     642,421

Properties, net                      335,310      337,630     302,766
Other noncurrent assets               77,189       77,429      63,132
                                  ----------- ------------ -----------
                                  $1,051,966   $1,075,749  $1,008,319
                                  =========== ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                 $114,327     $113,502     $96,004
   Gift cards and other deferred
    revenue                           58,733       61,347      53,081
   Accrued income taxes payable        4,734       11,866       2,895
   Other accrued liabilities         108,367      102,294      91,891
                                  ----------- ------------ -----------
        Total current liabilities    286,161      289,009     243,871

Long-term debt                        19,000       19,000      19,000
Other noncurrent liabilities         106,825      103,371      71,889

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares authorized,
    100,779,000 issued               100,779      100,779     100,779
   Paid-in capital                   141,615      141,850     145,596
   Retained earnings                 635,614      656,692     633,931
   Cumulative other comprehensive
    (loss) income                     (2,283)      (1,426)        501
   Less -- 14,596,000, 14,459,000
    and 13,017,000 common shares
    in treasury, at cost,
    respectively                    (235,745)    (233,526)   (207,248)
                                  ----------- ------------ -----------
                                     639,980      664,369     673,559
                                  ----------- ------------ -----------
                                  $1,051,966   $1,075,749  $1,008,319
                                  =========== ============ ===========



                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                  Three Months Ended
                                                   May 28,   May 29,
                                                    2005      2004
                                                  --------- ---------

Cash flow from operating activities:
  Net income (loss)                               $(12,462)  $11,737
  Adjustments to reconcile to net cash used in
     operating activities:
       Depreciation and amortization                18,478    17,399
       Loss on disposal of fixed assets                 16        63
       Deferred compensation                         1,901     1,939
       Lease termination expense                       156       609
       Tax benefit from options exercised by
        employees                                      135       446
       Other                                            18      (773)
  Changes in cash from:
      Inventories                                  (40,750)  (10,309)
      Other accounts receivable, prepaid expenses
            and other current assets                (7,422)   (2,483)
      Accounts payable and accrued expenses          5,472   (12,720)
      Accrued income taxes payable                 (23,509)  (23,087)
      Other noncurrent assets                            7       (22)
                                                  --------- ---------
            Net cash used in operating activities  (57,960)  (17,201)
                                                  --------- ---------

Cash flow from investing activities:
  Capital expenditures                             (13,972)  (27,363)
  Proceeds from disposition of properties               19        44
  Beneficial interest in securitized receivables      (302)   (3,418)
                                                  --------- ---------
            Net cash used in investing activities  (14,255)  (30,737)
                                                  --------- ---------

Cash flow from financing activities:
  Cash dividends                                    (8,616)   (8,803)
  Purchases of treasury stock                       (4,047)  (14,596)
  Proceeds from stock options exercised,
        stock purchase plan and other, net           1,458     2,262
                                                  --------- ---------
            Net cash used in financing activities  (11,205)  (21,137)
                                                  --------- ---------

Change in cash and cash equivalents                (83,420)  (69,075)
Cash and cash equivalents at beginning of period   189,081   225,101
                                                  --------- ---------
Cash and cash equivalents at end of period        $105,661  $156,026
                                                  ========= =========



    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400